TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN

i

(hh)	“Stock Unit Agreement”	5
(ii)	“Subsidiary”	5

SECTION 3. ADMINISTRATION.		5
(a)	Committee Composition	5
(b)	Committee for Non-Officer Grants	5
(c)	Committee Procedures	6
(d)	Committee Responsibilities	6
(e)	Cancellation and Re-Grant of Stock Awards	7

SECTION 4. ELIGIBILITY.		7
(a)	General Rule	7
(b)	Automatic Grants to Outside Directors	7
(c)	Ten-Percent Stockholders	8
(d)	Attribution Rules	8
(e)	Outstanding Stock	8

SECTION 5. STOCK SUBJECT TO PLAN		8
(a)	Basic Limitation	8
(b)	Additional Shares	9
(c)	Substitution and Assumption of Awards	9

SECTION 6. RESTRICTED SHARES		9
(a)	Restricted Stock Agreement	9
(b)	Payment for Awards	10
(c)	Vesting	10
(d)	Voting and Dividend Rights	10
(e)	Restrictions on Transfer of Shares	10

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.		10
(a)	Stock Option Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Withholding Taxes	11
(e)	Exercisability and Term	11
(f)	Exercise of Options Upon Termination of Service	11
(g)	Effect of Change in Control	11
(h)	Leaves of Absence	11
(i)	No Rights as a Stockholder	11
(j)	Modification, Extension and Renewal of Options	12
(k)	Restrictions on Transfer of Shares	12
(l)	Buyout Provisions	12

SECTION 8. PAYMENT FOR SHARES.		12
(a)	General Rule	12
(b)	Surrender of Stock	12

(c)	Services Rendered	12
(d)	Cashless Exercise	12
(e)	Exercise/Pledge	13
(f)	Net Exercise	13
(g)	Promissory Note	13
(h)	Other Forms of Payment	13
(i)	Limitations under Applicable Law	13

SECTION 9. STOCK APPRECIATION RIGHTS.		13
(a)	SAR Agreement	13
(b)	Number of Shares	13
(c)	Exercise Price	13
(d)	Exercisability and Term	14
(e)	Effect of Change in Control	14
(f)	Exercise of SARs	14
(g)	Modification, Extension or Assumption of SARs	14
(h)	Buyout Provisions	14

SECTION 10. STOCK UNITS		14
(a)	Stock Unit Agreement	14
(b)	Payment for Awards	14
(c)	Vesting Conditions	15
(d)	Voting and Dividend Rights	15
(e)	Form and Time of Settlement of Stock Units	15
(f)	Death of Recipient	15
(g)	Creditors’ Rights	15

SECTION 11. ADJUSTMENT OF SHARES.		16
(a)	Adjustments	16
(b)	Dissolution or Liquidation	16
(c)	Reorganizations	16
(d)	Reservation of Rights	17

SECTION 12. DEFERRAL OF AWARDS.		17
(a)	Committee Powers	17
(b)	General Rules	17

SECTION 13. AWARDS UNDER OTHER PLANS		18

SECTION 14. LEGAL AND REGULATORY REQUIREMENTS		18

SECTION 15. WITHHOLDING TAXES.		18
(a)	General	18
(b)	Share Withholding	18

SECTION 16. LIMITATION ON PARACHUTE PAYMENTS		18
(a)	Scope of Limitation	18
(b)	Basic Rule	18

(c) Reduction of Payments	19
(d) Related Corporations	19

SECTION 17. TRANSFERABILITY.	19

SECTION 18. NO EMPLOYMENT RIGHTS	19

SECTION 19. PERFORMANCE BASED AWARDS.	20

SECTION 20. SECTION 409A	20

SECTION 21. DURATION AND AMENDMENTS	20
(a) Term of the Plan	20
(b) Right to Amend or Terminate the Plan	20
(c) Effect of Termination	20

SECTION 22. AWARDS TO NON-U.S. PARTICIPANTS.	21

SECTION 23. CANCELLATION OR CLAWBACK OF AWARDS	21

SECTION 24. GOVERNING LAW	21

SECTION 25. EXECUTION	21

TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
SECTION 1. ESTABLISHMENT AND PURPOSE.
The Plan was adopted by the Board of Directors effective upon approval by the stockholders at the annual meeting on March 17 2020 (the “Effective Date”).
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.
SECTION 2. DEFINITIONS.
(a)“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)“Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
(c)“Board ofDirectors” shall mean the Board of Directors of the Company, as constituted from time to time.
(d)“Change in Control” shall mean the occurrence of any of the following events:
(i)    A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:
(A)Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or
(B)Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); provided, however, that for this purposes, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(ii)Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Com-pany’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or
(iii)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or
(iv)The sale, transfer or other disposition of all or substantially all of the Company’s assets.
For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.
For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the offering of securities or debt of the Company to the public.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(f)“Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.
(g)“Company” shall mean TD SYNNEX Corporation, a Delaware Corporation.
(h)“Consultant” shall mean an individual who is a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an

independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.
(i)    “Disability” shall mean any permanent and total disability as defined by Section
22(e)(3) of the Code.
(j)    “Employee” shall mean any individual who is a common-law employee of the
Company, a Parent, a Subsidiary or an Affiliate.
(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(l)    “Exercise Price” shall mean, in the case of an Option, the amount for which one
Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(m)    “Fair Market Value” with respect to a Share, shall mean the market price of one
Share of Stock, determined by the Committee as follows:
(i)If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;
(ii)If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; and
(iii)If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(n)    “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.
(o)    “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate), or any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent, Subsidiary or Affiliate) may consider as grounds for the dismissal or discharge of the Participant or any other individual in the Service of the Company (or any Parent, Subsidiary or Affiliate).
(p)“Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.
(q)“Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option or SAR).
(r)“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
(s)“Optionee” shall mean the holder of an Option or SAR.
(t)“Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate. Service as an Outside Director shall be considered Service for all purposes of the Plan.
(u)“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(v)“Participant” shall mean the holder of an Award.
(w)“Plan” shall mean this 2020 Stock Incentive Plan of TD SYNNEX Corporation, as amended from time to time.
(x)“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.
(y)“Restricted Share” shall mean a Share awarded under the Plan.
(z)“Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.
(aa)    “SAR” shall mean a stock appreciation right granted under the Plan.
(bb) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.
(cc)    “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement or Stock Unit Agreement, and as determined in the sole discretion of the Committee. Service does not terminate when an

Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.
(dd) “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).
(ee) “Stock” shall mean the Common Stock of the Company.
(ff)    “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.
(gg) “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the terms, conditions and restrictions of a Stock Unit Agreement.
(hh) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.
(ii)    “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
SECTION 3. ADMINISTRATION.
(a)Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
(b)Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.
(c)Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.
(d)Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)To interpret the Plan and to apply its provisions;
(ii)To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(iii)To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign laws;
(iv)To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)To determine when Awards are to be granted under the Plan;
(vi)To select the Offerees and Optionees;
(vii)To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;
(viii)To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;
(ix)To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;
(x)To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
(xi)To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xiii)To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;
(xiv)To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and
(xv)To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.
(e)    Cancellation and Re-Grant of Stock Awards. Notwithstanding any contrary provision of the Plan, neither the Board nor any Committee, nor their designees, shall have the authority to: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for another Option, SAR or other Award, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 11.
SECTION 4. ELIGIBILITY.
(a)General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.
(b)Automatic Grants to Outside Directors.
(i)    Each Outside Director who first joins the Board of Directors on or after the date of the Company’s 2020 annual meeting, and who was not previously an Employee, shall receive a number of whole Restricted Shares equal to the quotient of (x) $150,000 prorated for the number of months out of twelve that the Outside Director is expected to serve between the Outside Director’s appointment or election to the Board of Directors and the next regular annual meeting of the Company’s stockholders, rounded to the nearest month (y) divided by the Fair Market Value of a Share as of the grant date. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded. The grant date for Restricted

Shares granted pursuant to this Section 4(b)(i) shall be the first trading day after the election of the Outside Director to the Board of Directors; provided if the first trading day after his or her election falls within a trading blackout period, then the grant date for Restricted Shares shall be upon the expiration of the third trading day after the trading black-out period ends.
(ii)On the first trading day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the first annual meeting occurring on or after the date of the Company’s 2020 annual meeting, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $150,000 divided by the Fair Market Value of a Share as of such grant date, provided if the first trading day following the conclusion of the regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b)(ii) shall be upon the expiration of the third trading day after the trading blackout period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.
(iii)The Board or the Committee in its discretion may change or otherwise revise the terms of the Awards granted to Outside Directors under this Section 4(b), including, without limitation, the number of Shares subject thereto and the type of Award to be granted under this Section 4(b), for Awards granted on or after the date the Board or Committee determines to make any such change or revision.
(c)Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.
(d)Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.
(e)Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.
SECTION 5. STOCK SUBJECT TO PLAN.
(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued
Shares or treasury Shares. Subject to Section 5(b) below, the maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (i) the number of Shares subject to outstanding awards granted under the Company’s 2003 Stock Incentive Plan and the Company’s 2013 Stock Incentive Plan (the “Predecessor Plans”), as of the Effective Date, to the extent those awards expire, terminate or are cancelled for any reason without the issuance or delivery of such Shares, any Shares subject to vesting restrictions under the Predecessor Plans on the Effective Date that are subsequently forfeited, and any reserved Shares not issued or subject to outstanding awards under the Predecessor Plans on the Effective Date, plus (ii) 2,493,196 Shares; provided, however, that such sum shall not exceed 3,950,000 Shares (the “Absolute Share Limit”). The number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(b). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to outstanding Awards at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
(b)Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, as applicable, or an Award is settled in cash without the delivery of Shares to the holder, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units (and not forfeited) shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs (and not forfeited) shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.
(c)Substitution and Assumption ofAwards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.
SECTION 6. RESTRICTED SHARES
(a)    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
(b)Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.
(c)Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
(d)Voting andDividendRights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
(e)Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.
(a)Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Participant’s other compensation.
(b)Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.
(c)Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.
(d)Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(e)Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(f)Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(g)Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
(h)Leaves ofAbsence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any Subsidiary) as determined in the sole discretion of the Board of Directors.
(i)No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.
(j)Modification and Extension of Options. Within the limitations of the Plan, the Committee may modify or extend outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval.
The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.
(k)Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
(l)Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case provided the Exercise Price of the Option is no greater than the Fair Market Value of a Share as of the date of payment or cash out, the Optionee shall not be entitled to new Options in connection with such buy out or cash out, and otherwise such buy out or cash out shall be at such time and based upon such terms and conditions as the Committee shall establish.
SECTION 8. PAYMENT FOR SHARES.
(a)General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through 8(g) below.
(b)Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
(c)Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.
(e)Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.
(f)Net Exercise. To the extent that a Stock Option Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Optionee in cash or other form of payment permitted under the Stock Option Agreement.
(g)Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.
(h)Other Forms ofPayment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
(i)Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
SECTION 9. STOCK APPRECIATION RIGHTS.
(a)SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.
(b)Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.
(c)Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(h) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
(e)Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.
(f)Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
(g)Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval.
The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.
(h)Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
SECTION 10. STOCK UNITS.
(a)Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
(b)Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The

Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.
(d)Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.
(e)Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
(f)Death ofRecipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
(g)Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.
(a)    Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments, in such manner as it, in its sole discretion, deems appropriate, in one or more of:
(i)The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;
(ii)The number of Awards to be granted to Outside Directors under Section
4(b);
(iii)The number of Shares covered by each outstanding Option and SAR;
(iv)The Exercise Price under each outstanding Option and SAR; or
(v)The number of Stock Units included in any prior Award which has not yet been settled.
(b)Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
(c)Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement shall provide for:
(i)The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
(ii)The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii)The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)Full exercisability or vesting and accelerated expiration of the outstanding Awards; or
(v)Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such

Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.
The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
(d)    Reservation ofRights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 12. DEFERRAL OF AWARDS.
(a)    Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:
(i)Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;
(ii)Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or
(iii)Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.
(b)    General Rules. A deferred compensation account established under this Section
12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 14. LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 15. WITHHOLDING TAXES.
(a)General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.
SECTION 16. LIMITATION ON PARACHUTE PAYMENTS.
(a)Scope ofLimitation. This Section 16 shall apply to an Award only if the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Optionee or Offeree, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Optionee or Offeree (including the excise tax under section 4999 of the Code), will be greater after the application of this Section 16 than it was before application of this Section 16.
(b)Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 16, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.
(c)Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.
(d)Related Corporations. For purposes of this Section 16, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.
SECTION 17. TRANSFERABILITY.
Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.
SECTION 18. NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Consultant or Outside Director. The Company and its Subsidiaries and Affiliates reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. PERFORMANCE BASED AWARDS.
The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
SECTION 20. SECTION 409A.
The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such additional tax or penalty.
Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 21. DURATION AND AMENDMENTS.
(a)Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved by the stockholders of the Company.
(b)Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.
(c)Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 22. AWARDS TO NON-U.S. PARTICIPANTS.
Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
SECTION 23. CANCELLATION OR CLAWBACK OF AWARDS.
The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time pursuant to which the Committee may, to the extent permitted by applicable law and the applicable Company arrangement or policy, and shall, to the extent required by applicable law, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
SECTION 24. GOVERNING LAW.
The Plan and each Award agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.
SECTION 25. EXECUTION.
To record the adoption of the Plan by the Board of Directors on January 7, 2020, the Company has caused its authorized officer to execute the same.
TD SYNNEX CORPORATION
By /s/ Simon Leung
Simon Leung
General Counsel and Secretary

AMENDMENT NO. 1 TO
TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
In accordance with Section 21(b) of the TD SYNNEX Corporation 2020 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of the effective date of the Plan:
1.Section 7(l) is hereby amended in its entirety as follows: “7(l) Buyout Provisions.
Except with respect to an Option whose Exercise Price exceeds the Fair Market Value of the Shares subject to the Option, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.”
2.Section 9(h) is hereby amended in its entirety as follows: “9(h) Buyout Provisions.
Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.”
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To record the amendment of the Plan, TD SYNNEX Corporation has executed this document this 5th day of March, 2020.
TD SYNNEX CORPORATION
By:     /s/ Simon Leung
Title: General Counsel and Corporate Secretary

AMENDMENT NO. 2 TO
TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
In accordance with Section 21(b) of the TD SYNNEX Corporation 2020 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of March 16, 2021:
1.Section 4(b)(i) is hereby amended to replace $150,000 with $165,000 as follows: “4(b)(i) Automatic Grants to Outside Directors.
Each Outside Director who first joins the Board of Directors on or after the date of the Company’s 2020 annual meeting, and who was not previously an Employee, shall receive a number of whole Restricted Shares equal to the quotient of (x) $165,000 prorated for the number of months out of twelve that the Outside Director is expected to serve between the Outside Director’s appointment or election to the Board of Directors and the next regular annual meeting of the Company’s stockholders, rounded to the nearest month (y) divided by the Fair Market Value of a Share as of the grant date. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded. The grant date for Restricted Shares granted pursuant to this Section 4(b)(i) shall be the first trading day after the election of the Outside Director to the Board of Directors; provided if the first trading day after his or her election falls within a trading blackout period, then the grant date for Restricted Shares shall be upon the expiration of the third trading day after the trading black-out period ends.”
2.Section 4(b)(ii) is hereby amended to replace $150,000 with $165,000 as follows: “4(b)(ii) Automatic Grants to Outside Directors.
On the first trading day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the first annual meeting occurring on or after the date of the Company’s 2020 annual meeting, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $165,000 divided by the Fair Market Value of a Share as of such grant date, provided if the first trading day following the conclusion of the regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b)(ii) shall be upon the expiration of the third trading day after the trading black-out period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.”
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To record the amendment of the Plan, TD SYNNEX Corporation has executed this document this 16th day of March, 2021.
TD SYNNEX CORPORATION
By: /s/ Simon Y. Leung
Title: SVP, General Counsel and Corporate Secretary

AMENDMENT NO. 3 TO
TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
In accordance with Section 21(b) of the TD SYNNEX Corporation 2020 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of March 15, 2022:
1.Section 4(b)(i) is hereby amended to replace $165,000 with $185,000 as follows: “4(b)(i) Automatic Grants to Outside Directors.
Each Outside Director who first joins the Board of Directors on or after the date of the Company’s 2022 annual meeting, and who was not previously an Employee, shall receive a number of whole Restricted Shares equal to the quotient of (x) $185,000 prorated for the number of months out of twelve that the Outside Director is expected to serve between the Outside Director’s appointment or election to the Board of Directors and the next regular annual meeting of the Company’s stockholders, rounded to the nearest month (y) divided by the Fair Market Value of a Share as of the grant date. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded. The grant date for Restricted Shares granted pursuant to this Section 4(b)(i) shall be the first trading day after the election of the Outside Director to the Board of Directors; provided if the first trading day after his or her election falls within a trading blackout period, then the grant date for Restricted Shares shall be upon the expiration of the third trading day after the trading black-out period ends.”
2.Section 4(b)(ii) is hereby amended to replace $165,000 with $185,000 as follows: “4(b)(ii) Automatic Grants to Outside Directors.
On the first trading day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the first annual meeting occurring on or after the date of the Company’s 2022 annual meeting, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $185,000 divided by the Fair Market Value of a Share as of such grant date, provided if the first trading day following the conclusion of the regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b)(ii) shall be upon the expiration of the third trading day after the trading black-out period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.”
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To record the amendment of the Plan, TD SYNNEX Corporation has executed this document this 15th day of March 2022.
TD SYNNEX CORPORATION
By: /s/ David Vetter
Title: Chief Legal Officer and Corporate Secretary